PARTICIPANTS

Corporate Participants

Aimee Gordon – Head-Investor Relations

Zivi R. Nedivi – President & Chief Executive Officer

Michael Bielonko – Chief Financial Officer & Secretary

 Other Participants

Paul Johnson – Managing Member, Nicusa Capital Partners LP

Jonathan Booth – CEO and Managing Partner, Booth-Laird Investment Partnership

Mark C. Jordan – Analyst, Noble Financial Capital Markets

MANAGEMENT DISCUSSION SECTION

Operator: Good morning, and welcome to the Cyalume Technologies 2011 Fourth Quarter and Year-End Earnings Conference Call. Today’s call is being recorded for replay purposes and will be available on the company’s website in addition to a transcript of the call. Your lines are being placed on listen-only mode until the question-and-answer segment of today’s call.

I’ll now turn the call over to Aimee Gordon, Investor Relations for Cyalume.

Aimee Gordon, Head-Investor relations

Thank you. Today on the call will be Zivi Nedivi, President and CEO; and Mike Bielonko, CFO. Please note that our SEC filings and news releases are available on our website at investor.filing.com.

Except for certain historical information, today’s comments include forward-looking statements that are subject to certain risks and uncertainties that could cause actual results to differ materially from those set forth in the forward-looking statements. We refer you to our Annual Report and the Form 10-K for further information on forward-looking statements.

Cyalume makes these statements as of April 17, 2012, and disclaims any obligations to update them.

Throughout this call, we may discuss both GAAP and non-GAAP financial measures. These non-GAAP measures are not intended to be considered in isolation from, as a substitute for, or superior to our GAAP results. We encourage investors to consider all measures before making an investment decision. All comparisons made in the course of this call are against the same period in the prior year unless, otherwise stated.

I will now turn the call over to Zivi Nedivi for opening remarks.

Zivi R. Nedivi, President & Chief Executive Officer

Thank you for joining our fourth quarter and year-end call for 2011. I would like to introduce myself as the newly appointed President and CEO of Cyalume.

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While 2011 was a difficult year and 2012 will prove to be a challenging one as well, I’m excited to be onboard and I’m confident as to our success. Cyalume is an excellent platform, with an iconic brand. We will realign our business structure and concentrate on establishing a sustainable and profitable growth in our current markets and endeavor to expand into other markets in areas in which we have a competitive advantage. I have great confidence that we can grow Cyalume into a larger established company, with a meaningful presence and sustainable growth.

I will now turn the call over to Mike Bielonko for comments on the financial and business results of the past year.

Michael Bielonko, Chief Financial Officer & Secretary

Thank you, Zivi. Good morning. The last year was very much one of mixed results. Financial results were disappointing, as our revenues dropped from the prior year for both the military non-ammunition business and our ammunition business. Alternatively, we completed two acquisitions that should help to address a key part of our supply chain and broaden opportunities to increase our revenues.

First, let me talk about the acquisitions. In August, we acquired a small chemical business that will produce key chemicals for our chemical light products. This should reduce our largest supply chain risk, which is the sourcing of key chemicals for our chemical light business. Our current chemical supplier is under a 10-year contract that expires at the end of 2013. Going forward, we should be able to produce the vast majority of our chemical needs in-house.

In conjunction with lowering the supply chain risk, we will be able to reduce our chemical stocking levels, which we have been keeping at levels higher than desired to provide us an ability to deal with a supply disruption. And in addition, this business brought with it a revenue stream that is capable of growth.

At the end of December, we acquired another small business, Combat Training Solutions, which manufactures battlefield effects-simulated devices and provides tactical training incorporating those products. Besides the revenue opportunities that are immediately available, many of the simulation devices, as well as the training, blend themselves to utilizing our chemical light technology.

Now, let me switch over to our financial performance. Revenues for 2011 were approximately $34.7 million. Price increases accounted for about 2% of total revenues. In comparison to the prior year, our total revenues decreased by approximately $3.3 million or about 9%. Revenues in the military non-ammunition category decreased approximately $3.8 million, while the ammunition category sort of dropped to about $2.2 million.

Offsetting these, our commercial safety business revenues increased by just under $1 million, while revenues associated with the chemical business acquisition added another approximately $2 million for the four months than it was onboard.

Gross profit of $16.1 million for 2011 represents a drop from the prior year of approximately $3 million. Our gross margin came out at 46.5% compared to 50.4% for 2010. Most of this drop in margin was due to lower production resulting in decreased overhead absorption.

Now, switching over to expenses. Combined selling, general and administrative and R&D expenses amounted to approximately $12.4 million for 2011, representing an increase of $1.8 million over 2010. Roughly one-third of this increase was due to acquisition-related costs for legal and other professional fees, about another one-third was due to the addition of the ongoing expenses for these functions at these two acquisitions and the balance was due to a variety of other items.

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Interest expense of $2.3 million decreased $250,000 due to lower outstanding debt. At December 31, 2011, our senior and subordinated debt amounted to approximately $21.2 million, which is almost $4 million less than at the prior year-end.

Amortization expenses of $1.8 million was essentially the same as for 2010 due to the short period of time that the two acquisitions were onboard. Other income at just under $1.5 million primarily represented amounts earned for R&D work performed by us.

Consequently, with gross profit down by approximately $3 million and with total expenses up by about $1 million, our pre-tax income for 2011 was essentially zero compared to pre-tax income of about $4 million in 2010. These amounts largely drove the tax provision, whereby we ended with a small benefit for 2011 compared to expense of approximately $1.7 million for 2010.

Inflation did not have a material effect on our 2011 results. And in terms of the effect from foreign exchange rates, if 2011 operations and foreign currencies had been translated using the rates to translate 2010 results, revenues for 2011 would have been approximately $500,000 lower. Net income would have been approximately $0.1 million lower.

As of December 31, 2011, we still have remaining approximately $2.4 million of net operating losses or NOLs available to offset future taxable income and approximately $5.2 million of foreign tax credits to offset foreign-sourced income.

Let me now turn to the balance sheet. Cash at the end of 2011 was $3 million compared to $4.1 million at the prior year-end. This decrease is largely due to the drop in net cash provided by operating activities, which resulted from the drop in gross profit from lower sales as well as timing differences in tax payments, vendor payments and collection of receivables.

Cash receivable, inventories, property, plant and equipment all increased at the end of 2011 from the prior year. The increases in each of these accounts were mostly due to the assets acquired in the two acquisitions.

Capital expenditures for 2011 totaled approximately $1.3 million and should be roughly similar in 2012. Our expectation is that these and monthly debt payments totaling approximately $1.9 million for 2012 are expected to be funded from existing cash flow.

With the two acquisitions, we recorded contingent consideration of approximately $3.7 million. This represents the present value of the estimated payments we made in 2014 depending on whether and to what extent certain financial performance targets are achieved during 2012 and 2013. These payments [ph] deferred (08:35) will be made at that time with a combination of both cash and stock.

This concludes my prepared remarks. If you have any questions, please submit them. Thank you.

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QUESTION AND ANSWER SECTION

Operator: [Operator Instructions] Our first question comes from Paul Johnson of Nicusa Capital. Please go ahead.

<Q – Paul Johnson – Nicusa Capital Partners LP>: Thank you. These are really a couple questions for Mike. If you could, Mike, can you give us the revenue breakout by categories for the fourth quarter U.S. Military ammo, reflective, international, specialty, commercial? And then, if you have any revenue contribution from the new – the latest acquisition in the quarter?

<A – Mike Bielonko – Cyalume Technologies Holdings, Inc.>: At this point, I do not have that breakout with me for the fourth quarter. I think, the only breakout we’ve provided at this time is in the 10-K, and it’s basically broken down into military non-ammunition-related, ammunition, safety, and then other, which essentially represents at this point the revenues from the chemical acquisition company. Revenues from the Combat Training Solutions acquisition were essentially zero, given the late date that it came on at the end of the year. If that revenue breakout is important to you, that’s something you could submit to Amy in writing and we can respond to that.

<Q – Paul Johnson – Nicusa Capital Partners LP>: Can you talk a little bit about gross margin for the fourth quarter?

<A – Mike Bielonko – Cyalume Technologies Holdings, Inc.>: Gross margin was impacted pretty much as it was for most of the year, but more so due to the low levels of production. We had higher-than-expected amounts of under-absorbed overhead.

<Q – Paul Johnson – Nicusa Capital Partners LP>: Are there any write-offs in the fourth quarter that are going to affect the reported gross margin?

<A – Mike Bielonko – Cyalume Technologies Holdings, Inc.>: Write-offs...

<Q – Paul Johnson – Nicusa Capital Partners LP>: Any charges.

<A – Mike Bielonko – Cyalume Technologies Holdings, Inc.>: Yeah, not any unusual charges. Just a proper accounting for over or under-absorbed overhead and nothing out of ordinary. No unusual write-offs of inventory, nothing like that.

<Q – Paul Johnson – Nicusa Capital Partners LP>: Can you talk about what happened to demand in the fourth quarter for U.S. Military?

<A – Mike Bielonko – Cyalume Technologies Holdings, Inc.>: I think demand continued at the slow trend that we saw, that rose that we spoke about last year coming up in quarters two and three. What we were informed of by our largest customer, LCI, who had had discussions with the military directly, was that in light of the budget issues, the military as well as LC decided to draw down their inventory stocks due to the uncertainty. We were provided no indication that the underlying demand for our products had changed, but we’re provided anecdotal evidence from those sources that they were drawing down their safety stocks in anticipation of reaction to the budget uncertainties. So, the situation that they’re still living with, sales are still below normal levels. We’re anticipating that this is going to change some time, we are hoping by the end of second quarter, and things will resume to a more normal level of procurement from the military and from LC, our largest customer.

<Q – Paul Johnson – Nicusa Capital Partners LP>: Thank you.

Operator: Our next question comes from Jonathan Booth of Booth-Laird Investment. Please go ahead.

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<Q – Jonathan Booth – Booth-Laird Investment Partnership>: Hi. I have a few questions here. First off, regarding gross margin breakdown in the 10-K, I think the math is wrong. It shows that all-in, there’s a gross margin of 46.5%. But when you back out the recent acquisitions, it shows 42% gross margin off of, I think, it’s $15.4 million. But when you extrapolate that with the revenue, it shows a revenue of $36 million, which is obviously higher than the total revenue for the year. So, is that – I don’t think that’s the right number. Do you have...

<A – Mike Bielonko – Cyalume Technologies Holdings, Inc.>: I will have to go back and check that. I’m not aware any discrepancy. I’ll have to go back and check that.

<Q – Jonathan Booth – Booth-Laird Investment Partnership>: Okay. Do you have any idea what CapEx will be for 2012?

<A – Mike Bielonko – Cyalume Technologies Holdings, Inc.>: I think I indicated it’s expected at this point to be approximately similar to what we had last year. Now, we – I’m sorry.

<Q – Jonathan Booth – Booth-Laird Investment Partnership>: Okay. And regarding the contingent consideration on the balance sheet, that obviously increased from Q3 as you made the new acquisition, can you provide a breakdown between the two different companies, what makes up that contingent consideration?

<A – Mike Bielonko – Cyalume Technologies Holdings, Inc.>: The split is contained in our 10-K. If you go into the footnote dealing with the acquisitions, we have a breakout of the purchase accounting and we’ll have that delineated for you, I believe, in that section.

<Q – Jonathan Booth – Booth-Laird Investment Partnership>: Okay, great. And finally, my last question is regarding – I noticed that there is a debt agreement amendment to adjusted debt covenants in December. What impact is that going to have on your cost? And what covenants were amended? Can you tell me that?

<A – Mike Bielonko – Cyalume Technologies Holdings, Inc.>: In anticipation of the current slowness in the military procurement for our chemical light products continuing, we wanted to prevent any tripping of the covenants. So, during the first quarter, we contacted our lenders and they agreed that we would also want to avoid this situation. So, we’ve amended our financial covenants and dropped those down to a lower levels just in the case we – our performance will not pick-up.

<Q – Jonathan Booth – Booth-Laird Investment Partnership>: Okay. And I’m sure they charge you some sort of fee. Was that -I assume that was a material or is the interest rate going to be higher going forward?

<A – Mike Bielonko – Cyalume Technologies Holdings, Inc.>: It was not material. I believe all fees and expenses were under $100,000.

<Q – Jonathan Booth – Booth-Laird Investment Partnership>: Okay. All right, that’s all my questions. Thank you.

Operator: [Operator Instructions] Our next question comes from Mark Jordan of Noble Financial. Please go ahead.

<Q – Mark Jordan – Noble Financial Capital Markets>: Good morning, gentlemen. I guess, a question relative to the Combat Training acquisition. Could you give us a brief overview of what the current activities in training programs that that acquisition brings to you and what is your strategy for accelerating growth in that area?

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<A – Zivi Nedivi – Cyalume Technologies Holdings, Inc.>: I think that the – what this brings us, it brings us some applications that we don’t have today currently in the chemical light. We do have synergies and production of these products. And in the anticipation of troops coming back from Afghanistan, there will still be a significant amount of training contracts out there that with and without these applications, which is what the acquisition target specialized in. We will maintain this at the highest level that we can, although this segment as well is impacted by the reduction of military budgets, but it is complementary to our ongoing business.

<Q – Mark Jordan – Noble Financial Capital Markets>: A lot of people on the training and simulation business interface with [indiscernible] (16:53) down in Orlando. Do you have a position – do you have an office there? Do you have – is there need to have a higher profile there?

<A – Zivi Nedivi – Cyalume Technologies Holdings, Inc.>: I don’t think so. Not at this time. We have some training programs that we will hire either through a contractor or through our own people, dozens, sometimes over a 100 people. And when that happens, then we do have a local office to deal with it.

<Q – Mark Jordan – Noble Financial Capital Markets>: Okay. Thank you very much.

Operator: I’m showing no further questions at this time. I would like to turn the conference back over to Mr. Zivi Nedivi for any closing remarks.

Zivi R. Nedivi, President & Chief Executive Officer

Okay. Thank you, everybody, for participating. Once again, I’m new on the job, but I hit the ground running and I’m running very fast. I have many plans for realigning the business of the company and focusing on the P&L segments of the company. And I hope that by the end of the year, we’ll already start to see the results.

Thank you again for participating.

Operator: Ladies and gentlemen, this does conclude today’s conference. You may all disconnect and have a wonderful day.

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